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                                                                    Exhibit 24.1

                               POWER OF ATTORNEY

         Each person who signature appears below constitutes and appoints Wayne
R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the Form S-4 Registration Statement, any amendments thereto or any new registration statement filed pursuant to Rule 464 and any amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     SIGNATURE                  TITLE                             DATE
     ---------                  -----                             ----

/s/ Alan J. Ruud                Vice Chairman                 July 7, 1998
--------------------            and Director
Alan J. Ruud

/s/ Louis S. Fisi               Executive Vice President,     July 7, 1988
--------------------            Secretary and Director
Louis S. Fisi

/s/ Theodore S. Filson          Director                      July 7, 1998
--------------------
Theodore S. Filson

/s/ Francis H. Beam             Director                      July 7, 1998
--------------------
Francis H. Beam

/s/ Susumu Harada               Director                      July 7, 1998
--------------------
Susumu Harada

/s/ A Gordon Tunstall           Director                      July 7, 1998
--------------------
A Gordon Tunstall

/s/ John R. Buerkle             Director                      July 7, 1998
--------------------
John R. Buerkle